TEMPUR-PEDIC REPORTS THIRD QUARTER RESULTS

 – Reports Third Quarter GAAP EPS of $(0.03); Adjusted EPS of $0.70
– Lowers Financial Guidance for 2012

LEXINGTON, KY, October 23, 2012 – Tempur-Pedic International Inc. (NYSE: TPX), the leading manufacturer, marketer and distributor of premium mattresses and pillows worldwide, today announced financial results for the third quarter ended September 30, 2012. The Company also announced revised financial guidance for 2012.

THIRD QUARTER FINANCIAL SUMMARY

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Earnings per diluted share (EPS) under U.S. generally accepted accounting principles (GAAP) in the third quarter of 2012 were $(0.03), and reflect the tax provision recorded in connection with the anticipated repatriation of foreign earnings together with certain transaction costs related to the proposed Sealy acquisition. Adjusted EPS were $0.70 in the third quarter of 2012 as compared to GAAP EPS of $0.90 per diluted share in the third quarter of 2011.

●
GAAP net loss in the third quarter of 2012 was $(2.0) million. The Company reported adjusted net income of $42.3 million for the third quarter of 2012 as compared to GAAP net income of $61.9 million in the third quarter of 2011. For additional information regarding adjusted EPS and adjusted net income (which are non-GAAP measures), please refer to the reconciliation and other information included in the attached schedule.

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Net sales decreased 9% to $347.9 million in the third quarter of 2012 from $383.1 million in the third quarter of 2011. On a constant currency basis, net sales decreased 7%. Net sales in the North American segment decreased 14% and International segment net sales increased 3%. On a constant currency basis, International segment net sales increased 11%.

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Mattress sales decreased 11% globally in the third quarter of 2012. Mattress sales decreased 15% in the North American segment and increased 1% in the International segment. On a constant currency basis, International mattress sales increased 10%. Pillow sales increased 11% globally. Pillow sales increased 5% in North America and increased 16% internationally. On a constant currency basis, International pillow sales increased 23%.

●
Gross profit margin was 49.2% as compared to 52.4% in the third quarter of 2011. The gross profit margin decreased primarily as a result of product mix and increased promotions and discounts, offset partially by geographic mix.

●
Operating income decreased 34% to $63.4 million, or 18.2% of sales as compared to $96.6 million, or 25.2% of sales in the third quarter of 2011 reflecting deleverage throughout the income statement driven by lower sales. Operating income in the third quarter of 2012 included $3.6 million of transaction costs related to the proposed Sealy acquisition, as well as a benefit of $8 million related to an  adjustment to long-term incentive stock compensation following a re-evaluation of the probability of meeting certain related required financial metrics.

●	The Company generated $67.2 million of operating cash flow as compared to $75.0 million in the third quarter of 2011.

Chief Executive Officer Mark Sarvary commented, “Changes in the competitive environment that we experienced during the second quarter in North America continued to have an adverse impact on our third quarter performance. We recently launched a broad series of new initiatives in response to the new competitive landscape in North America, and while it remains early, we are seeing some stabilization as a result. The initiatives are more expensive than we initially estimated, however we are committed to returning to growth.  Internationally, our third quarter results reflect a softening in demand due to macroeconomic weakness in Europe. We remain very confident in our Company’s growth potential and our strong brand, and are very excited about our proposed combination with Sealy Corporation. Together, Tempur and Sealy will have a portfolio of highly complementary brands, products, technologies, and geographic footprints that provides a platform for growth.”

Financial Guidance
The Company is lowering its outlook for full year 2012 net sales to approximately $1.40 billion. In addition, the Company is lowering its full year 2012 earnings guidance. The Company currently expects 2012 adjusted EPS of approximately $2.55. The Company noted its expectations are based on information available at the time of this release, and are subject to changing conditions, many of which are outside the Company’s control. The Company noted its adjusted EPS guidance does not include tax provisions expected to be recorded in the fourth quarter in connection with the decision to repatriate foreign earnings, transaction costs related to the proposed Sealy acquisition or any benefit from a potential further reduction in shares outstanding related to its share repurchase program. In addition, the Company’s net sales and adjusted EPS guidance assumes that the Sealy transaction is not completed during 2012.

Conference Call Information
Tempur-Pedic International will host a live conference call to discuss financial results today, October 23, 2012 at 5:00 p.m. Eastern Time. The dial-in number for the conference call is 800-850-2903. The dial-in number for international callers is 224-357-2399. The call is also being webcast and can be accessed on the investor relations section of the Company's website, http://www.tempurpedic.com. After the conference call, a webcast replay will remain available on the investor relations section of the Company’s website for 30 days.

Forward-looking Statements
This release contains "forward-looking statements,” within the meaning of federal securities laws, which include information concerning one or more of the Company's plans, objectives, goals, strategies, and other information that is not historical information. When used in this release, the words "estimates," "expects," "anticipates," "projects," "plans," “proposed,” "intends," "believes," and variations of such words or similar expressions are intended to identify forward-looking statements. These forward-looking statements include, without limitation, statements relating to the Company’s recent initiatives; the Company’s growth potential and strong brand; and the proposed merger with Sealy Corporation, including anticipated cost and revenue synergies; and expectations regarding the Company’s net sales and adjusted EPS for the full year 2012. All forward looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct.

There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained in this release. Numerous factors, many of which are beyond the Company's control, could cause actual results to differ materially from those expressed as forward-looking statements. These risk factors include general economic, financial  and industry conditions, particularly in the retail sector, as well as consumer confidence and the availability of consumer financing; uncertainties arising from global events; the effects of changes in foreign exchange rates on the Company’s reported earnings; consumer acceptance of the Company’s products; industry competition; the efficiency and effectiveness of the Company’s advertising campaigns and other marketing programs; the Company’s ability to increase sales productivity within existing retail accounts and to further penetrate the Company’s retail channel, including the timing of opening or expanding within large retail accounts; the Company’s ability to expand brand awareness, distribution and new products in international markets; the Company’s ability to continuously improve and expand its product line, maintain efficient, timely and cost-effective production and delivery of its products, and manage its growth; the effects of strategic investments on the Company’s  operations; changes in foreign tax rates and changes in tax laws generally, including the ability to utilize tax loss carry forwards; and changing commodity costs. Additional information concerning these and other risks and uncertainties are discussed in the Company's filings with the Securities and Exchange Commission, including without limitation the Company's Annual Report on Form 10-K under the headings "Special Note Regarding Forward-Looking Statements" and "Risk Factors." In addition, the proposed merger with Sealy presents risk factors including the ability of the parties to complete the proposed merger in a timely manner or at all; satisfaction of the conditions precedent to the proposed merger, the ability to secure regulatory approvals; the possibility of litigation (including relating to the merger itself); successful completion of acquisition financing arrangements; and the ability to successfully integrate Sealy into Tempur-Pedic’s operations and realize synergies from the proposed transaction.  Any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any forward-looking statements for any reason, including to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

About the Company
Tempur-Pedic International Inc. (NYSE: TPX) manufactures and distributes mattresses and pillows made from its proprietary TEMPUR® pressure-relieving material. It is the worldwide leader in premium and specialty sleep. The Company is focused on developing, manufacturing and marketing advanced sleep surfaces that help improve the quality of life for people around the world. The Company's products are currently sold in over 80 countries under the TEMPUR® and Tempur-Pedic® brand names. World headquarters for Tempur-Pedic International is in Lexington, KY. For more information, visit http://www.tempurpedic.com or call 800-805-3635.

Investor Relations Contact:
Mark Rupe
Vice President
Tempur-Pedic International
800-805-3635
investor.relations@tempurpedic.com

TEMPUR-PEDIC INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In thousands, except per common share amounts)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2012	2011	Chg %	2012	2011	Chg %
Net sales	$347,944	$383,085	-9.2%	$1,061,798	$1,051,135	1.0%
Cost of sales	176,709	182,491		517,694	499,213
Gross profit	171,235	200,594	-14.6%	544,104	551,922	-1.4%
Selling and marketing expenses	76,232	72,439		243,203	204,789
General, administrative and other expenses	31,556	31,548		103,840	92,416
Operating income	63,447	96,607	-34.3%	197,061	254,717	-22.6%

Other expense, net:
Interest expense, net	(4,793)	(3,265)		(13,026)	(8,450)
Other income (expense), net	383	(229)		428	(950)
Total other expense	(4,410)	(3,494)		(12,598)	(9,400)

Income before income taxes	59,037	93,113	-36.6%	184,463	245,317	-24.8%
Income tax provision	61,054	31,164		101,139	82,024
Net (loss) income	$(2,017)	$61,949		$83,324	$163,293

(Loss) earnings per common share:
Basic	$(0.03)	$0.93		$1.34	$2.41
Diluted	$(0.03)	$0.90		$1.31	$2.34
Weighted average common shares outstanding:
Basic	59,558	66,655		62,087	67,722
Diluted	59,558	68,571		63,624	69,847

TEMPUR-PEDIC INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands)

	September 30, 2012	December 31, 2011

ASSETS

Current Assets:
Cash and cash equivalents	$151,743	$111,367
Accounts receivable, net	161,521	142,412
Inventories	87,123	91,212
Prepaid expenses and other current assets	26,143	20,088
Deferred income taxes	14,682	14,391
Total Current Assets	441,212	379,470
Property, plant and equipment, net	176,807	160,502
Goodwill	216,126	213,273
Other intangible assets, net	63,820	66,491
Other non-current assets	15,555	8,904
Total Assets	$913,520	$828,640

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY

Current Liabilities:
Accounts payable	$85,781	$69,936
Accrued expenses and other current liabilities	88,487	76,636
Deferred income taxes	41,863	—
Income taxes payable	18,109	20,506
Total Current Liabilities	234,240	167,078
Long-term debt	649,500	585,000
Deferred income taxes	18,360	24,227
Other non-current liabilities	23,873	21,544
Total Liabilities	925,973	797,849
Total Stockholders’ (Deficit) Equity	(12,453)	30,791
Total Liabilities and Stockholders’ (Deficit) Equity	$913,520	$828,640

TEMPUR-PEDIC INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands)

	Nine Months Ended
	September 30,
	2012	2011

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$83,324	$163,293
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	26,877	25,340
Amortization of stock-based compensation	3,661	11,135
Amortization of deferred financing costs	1,045	689
Bad debt expense	1,742	1,285
Deferred income taxes	36,639	(480)
Foreign currency adjustments and other	1,618	911
Changes in operating assets and liabilities	(1,201)	(23,194)
Net cash provided by operating activities	153,705	178,979

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(38,394)	(18,841)
Acquisition of businesses, net of cash acquired	(3,879)	(4,566)
Other	(23)	(1,980)
Net cash used in investing activities	(42,296)	(25,387)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term revolving credit facility	284,500	682,000
Repayments of long-term revolving credit facility	(220,000)	(580,500)
Proceeds from issuance of common stock	10,553	24,419
Excess tax benefit from stock based compensation	9,666	17,956
Treasury shares repurchased	(152,565)	(240,000)
Other	(2,586)	(6,192)
Net cash used in financing activities	(70,432)	(102,317)

NET EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(601)	(1,883)
Increase in cash and cash equivalents	40,376	49,392
CASH AND CASH EQUIVALENTS, beginning of period	111,367	53,623
CASH AND CASH EQUIVALENTS, end of period	$151,743	$103,015

Summary of Channel Sales

The following table highlights net sales information, by channel and by segment:

(In thousands)	CONSOLIDATED		NORTH AMERICA		INTERNATIONAL
	Three Months Ended		Three Months Ended		Three Months Ended
	September 30,		September 30,		September 30,
	2012	2011	2012	2011	2012	2011
Retail	$306,486	$342,804	$221,186	$257,049	$85,300	$85,755
Direct	27,093	25,405	16,729	19,588	10,364	5,817
Healthcare	7,407	8,076	2,952	2,690	4,455	5,386
Third Party	6,958	6,800	—	—	6,958	6,800
	$347,944	$383,085	$240,867	$279,327	$107,077	$103,758

Summary of Product Sales

The following table highlights net sales information, by product and by segment:

(In thousands)	CONSOLIDATED		NORTH AMERICA		INTERNATIONAL
	Three Months Ended		Three Months Ended		Three Months Ended
	September 30,		September 30,		September 30,
	2012	2011	2012	2011	2012	2011
Mattresses	$228,339	$255,805	$164,293	$192,683	$64,046	$63,122
Pillows	42,140	38,119	20,182	19,182	21,958	18,937
Other	77,465	89,161	56,392	67,462	21,073	21,699
	$347,944	$383,085	$240,867	$279,327	$107,077	$103,758

TEMPUR-PEDIC INTERNATIONAL INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Measures
(In thousands, except per common share amounts)

The Company provides information regarding Adjusted net income, Adjusted earnings per share, Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA) and Funded debt, which are not recognized terms under U.S. GAAP (Generally Accepted Accounting Principles) and do not purport to be alternatives to net income as a measure of operating performance or Total debt. A reconciliation of Adjusted net income and Adjusted earnings per share are provided below. Management believes that the use of these non-GAAP financial measures provides investors with additional useful information with respect to the impact of the repatriation of foreign earnings and transaction costs related to the proposed Sealy acquisition. A reconciliation of EBITDA to the Company’s net income and a reconciliation of Total debt to Funded debt are also provided below. Management believes that the use of EBITDA and Funded debt provides investors with useful information with respect to the terms of the Company’s credit facility. Because not all companies use identical calculations, these presentations may not be comparable to other similarly titled measures of other companies.

Reconciliation of Net income to Adjusted Net income

The following table sets forth the reconciliation of the Company's reported Net income for the three and nine months ended September 30, 2012 to the calculation of Adjusted net income for the three and nine months ended September 30, 2012:

	Three Months Ended	Nine Months Ended
	September 30, 2012	September 30, 2012
GAAP Net income	$(2,017)	$83,324
Plus:
Tax provision related to repatriation of foreign earnings	41,863	41,863
Transaction costs related to proposed Sealy acquisition, net of tax	2,430	2,444
Adjusted Net income	$42,276	$27,631

GAAP Earnings per share, Diluted	$(0.03)	$1.31
Tax provision related to repatriation of foreign earnings	0.69	0.66
Transaction costs related to proposed Sealy acquisition, net of tax	0.04	0.04
Adjusted Earnings per share, diluted	$0.70	$2.01

Weighted average common shares outstanding:
Diluted	60,768	63,624

Reconciliation of Net income to EBITDA

The following table sets forth the reconciliation of the Company’s reported Net income to the calculation of EBITDA for each of the three months ended December 31, 2011, March 31, 2012, June 30, 2012 and September 30, 2012, as well as the twelve months ended September 30, 2012:

	Three Months Ended				Twelve Months Ended
	December 31, 2011	March 31, 2012	June 30, 2012	September 30, 2012	September 30, 2012
GAAP Net income	$56,315	$56,218	$29,123	$(2,017)	$139,639
Plus:
Interest Expense	3,498	4,066	4,167	4,793	16,524
Income Taxes	26,759	25,340	14,745	61,054	127,898
Depreciation & Amortization	14,513	13,052	12,006	5,480	45,051
EBITDA	$101,085	$98,676	$60,041	$69,310	$329,112

Reconciliation of Total debt to Funded debt

The following table sets forth the reconciliation of the Company’s reported Total debt to the calculation of Funded debt as of September 30, 2012:

As of
September 30, 2012
GAAP basis Total debt	$649,500
Plus:
Letters of Credit Outstanding	1,025
Funded debt	$650,525

Calculation of Funded debt to EBITDA

As of
September 30, 2012
Funded debt	$650,525
EBITDA	329,112
1.98 times